UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2009

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6650 Via Austi Parkway, Suite 170 Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 733-7195
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01                                             Other Events

Cambodia Market Regulatory Update

As reported in Elixir Gaming Technologies, Inc.’s (“Elixir Gaming” or the “Company”) Current Reports on Forms 8K filed on January 2, 2009 and January 16, 2009, Cambodia’s Prime Minister issued a directive on December 2, 2008 which requires slot machine operators in the country to obtain licenses issued by the Ministry of Economy and Finance and to operate only in hotels certified by the Ministry of Tourism.  According to the directive, existing slot machine operators have six months to comply.  In addition, the directive seeks strict compliance with the foreigners-only rule that permits only foreigners or Cambodians with foreign passports to gamble in the country.

On February 24, 2009, Cambodia’s Prime Minister called for the closure of the country’s sole bookmaker, Cambo Six and said the government would not renew its license upon expiration in 2011.  Subsequent to this action, all but two of the approximately 70 slot clubs in Cambodia’s Phnom Penh area have been either temporarily or permanently closed. Our partner NagaWorld, which operates under an exclusive casino license, is one of the two gambling venues that remains open.

On January 16, 2009, we reported that as a result of the directive, three of our six operating clubs in Cambodia had been closed and that we had 141 gaming machines in operation in this market.  Due to this week’s events, with the exception of the Premier Club at NagaWorld, all of our clubs in Cambodia have been closed.  At this juncture, we do not intend to reopen our closed clubs.  Instead, we plan to focus our resources in the Cambodia market on our operations at NagaWorld, which we expect will benefit from the widespread closures of slot clubs in the Phnom Penh area.

Elixir Gaming currently has 975 machines in operation, of which 146 are in Cambodia in our Premier Club in NagaWorld.  We now anticipate ending the first quarter of 2009 with approximately 1,070 machines, of which approximately 240 are expected to be in operation at our Premier Club in NagaWorld.

The permanent closure of six of our seven operating venues in Cambodia will have a material negative impact on the number of machines in operation until we can redeploy these machines into other operating venues in our existing and targeted Indo China markets. However, based on its initial performance, we believe the contribution from the Premier Club at NagaWorld should significantly minimize the negative impact to first quarter 2009 participation revenues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: March 2, 2009	/s/ Clarence Chung
Clarence Chung
Chief Executive Officer